Exhibit 10.23
FIRST AMENDMENT TO THE
FURNITURE BRANDS INTERNATIONAL, INC.
DEFERRED COMPENSATION PLAN
WHEREAS, Furniture Brands International, Inc. (“Company”) previously adopted the Furniture Brands International, Inc. Deferred Compensation Plan (“Plan”); and
WHEREAS, the Board of Directors of the Company reserved the right to amend the Plan pursuant to Section 9.3 thereof; and
WHEREAS, the Company desires to amend the Plan to bring the plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and other guidance promulgated thereunder.
NOW, THEREFORE, effective this 31st day of December, 2008, immediately, the Plan is amended as follows:
1. Section 2.1.28 is deleted in its entirety and replaced with the following:
“2.1.28. Specified Employee.
“Specified Employee” means any individual that Company determines is a specified employee within the meaning of Section 409A of the Code. Company shall determine whether an employee is a Specified Employee by applying reasonable, objectively determinable identification procedures set forth in a resolution of the Company’s Board of Directors,” a copy of which is attached hereto as Exhibit A.
2. The following is added to the end of Section 3.4:
“Notwithstanding any provision of the Plan to the contrary, the deferral election for an individual who ceases to be a Participant in the Plan but who remains an Employee shall continue to be honored until the earlier of the date upon which such individual ceases to be an Employee or the end of the calendar year in which such individual cases to be a Participant in this Plan.”
3. The second sentence of Section 4.1(c)(2) is deleted in its entirety and replaced with the following:
“In addition, provided that (1) the Participant continuously performs services from the later of the date of the start of the performance period and the date the performance criteria are established through the date the Participant files his or her Election of Deferral/Distribution and (2) the compensation is not substantially certain to be paid and is not readily ascertainable as of such date, the Committee may permit a Participant to file an Election of Deferral/Distribution with respect to Performance-Based Compensation up until the date that is six months before the end of the performance period.”

4. The following is added to the end of Section 4.1(e):
“Notwithstanding the foregoing, a Participant who was previously a Participant in the Plan shall be treated as first becoming eligible to participate in the Plan upon the first date following either (i) the date the Participant has been paid all amounts under this Plan (and all other plans aggregated with the Plan for 409A purposes), provided that on or before such last payment the Participant was not eligible to participate in the Plan (and all other plans aggregated with the Plan for 409A purposes) for periods after such last payment, (ii) twenty-four months following the last date the Participant was last eligible to participate in the Plan (and all other plans aggregated with the Plan for 409A purposes), or (iii) a hardship distribution made pursuant to Section 6.7.”
5. A new Section 4.4 is added as follows:
“4.4 Cancellation of deferral elections following a Hardship Distribution.
Notwithstanding any provision in the Plan to the contrary, a Participant may choose to cancel any otherwise applicable deferral election made pursuant to this Article 4 following a hardship distribution made pursuant to Section 6.7”
6. The first sentence of Section 6.1(d) is deleted in its entirety and replaced with the following:
“Notwithstanding Sections 6.1(a) and (b), payment of benefits by reason of separation from service shall not be made or commence prior to the date which is 6 months after the date of a Participant’s separation from service (for any reason other than death or Disability) in the case of a Participant who is determined to be a Specified Employee.”
7. The third sentence of Section 6.7 is deleted in its entirety and replaced with the following:
“In determining such amount, the Committee shall consider amounts available to the Participant through insurance or otherwise, through cancellation of deferral elections under this Plan, and/or liquidations of the Participant’s assets.”
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by a duly authorized individual this 30th day of December, 2008.

FURNITURE BRANDS INTERNATIONAL, INC.
By:	/s/ Cathy Beisel
Title: Director- Employee Benefits